UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2015

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) was held on August 26, 2015 at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116. At the Annual Meeting, the following matters were voted upon by the stockholders of the Company:

1.	The election of seven directors (listed below) until the next annual meeting of stockholders.
2.	The approval of an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Company’s Common Stock from 800,000,000 to 100,000,000.
3.	The approval of, on an advisory basis, the compensation of the Company’s named executive officers.
4.	The ratification of the appointment of Brightman Almagor & Zohar Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of the Company’s Common Stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of June 29, 2015 was 18,480,957. Each of the matters voted upon at the Annual Meeting was approved by the requisite number of votes. The final results of the voting on each of the matters presented to stockholders at the Annual Meeting are as follows:

	VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
1. Election of seven directors:
Dr. Irit Arbel	4,709,537	963,262	N/A	N/A	6,658,836
Mordechai Friedman	4,416,075	1,256,724	N/A	N/A	6,658,836
Alon Pinkas	3,998,584	1,674,215	N/A	N/A	6,658,836
Chen Schor	4,329,011	1,343,788	N/A	N/A	6,658,836
Dr. Robert Shorr	4,322,314	1,350,485	N/A	N/A	6,658,836
Malcolm Taub	4,398,814	1,273,985	N/A	N/A	6,658,836
Uri Yablonka	4,415,395	1,257,404	N/A	N/A	6,658,836

2. Approve an amendment to the Company’s Certificate of Incorporation	11,722,682	N/A	365,469	243,484	N/A

3. Approve compensation of the Company’s named executive officers	4,760,543	N/A	135,868	776,388	6,658,836

4. Ratification of Brightman Almagor Zohar & Co.	11,264,725	N/A	256,143	810,767	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2015	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Tony Fiorino, MD, PhD
Tony Fiorino, MD, PhD
Chief Executive Officer